UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   November 19, 2014

Sunshine Bancorp, Inc.
(Exact name of registrant as specified in its charter)

Maryland	001-36539	30-0831760
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

102 West Baker Street, Plant City, Florida	33563
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (813) 752-6193

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)    On November 19, 2014, the Board of Directors of Sunshine Bancorp, Inc. (the “Company”) appointed George Parmer and William E. Pommerening as directors of the Company. In addition, Mr. Parmer and Mr. Pommerening were also appointed to the Board of Directors of Sunshine State Bank. The Company Board of Directors has not yet determined which committees Mr. Parmer or Mr. Pommerening will serve on as members. The Company’s press release announcing Mr. Parmer’s appointment is attached hereto as exhibit 99.1 to this Current Report on Form 8-K. The Company’s press release announcing Mr. Pommerening’s appointment is attached hereto as exhibit 99.2 to this Current Report on Form 8-K.

A diverse business leader, Mr. Parmer holds active roles in a number of organizations. He is the founder, president and CEO of Fine Line Homes, a family-owned company that started building homes in 1972. He is also the president and CEO of Residential Warranty Corporation, a leading provider of insured new home warranties to the building industry. In addition to his business venues, Mr. Parmer was a licensed public accountant, a member of the National Association of Accountants, and is currently a member of the National Association of Home Builders.

Mr. Pommerening is the chief executive officer and managing director of RP Financial, LC. He has provided consulting, valuation, merger and acquisition advisory and planning services to the financial services industry since 1993. In addition to his banking work, Mr. Pommerening is engaged with several smaller technology oriented companies as investor and director.

Item 9.01.	Financial Statements and Exhibits.

(d)Exhibits

Exhibit No.	Description

99.1	Press Release dated November 19, 2014
99.2	Press Release dated November 24, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNSHINE BANCORP, INC.

Date: November 24, 2014	By:	/s/ Vickie Houllis
Vickie Houllis, CPA Senior Vice President and Chief Financial Officer